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                                                                  EXHIBIT 99.1





                                                     PUMA GLOBAL TRUST NO. 1
                              AGGREGATE TOTALS FOR THE PERIOD FROM APRIL 1, 2002 TO MARCH 31, 2003



NOTE INFORMATION
----------------
                                                                 Class A Notes           Class B Notes          Total US$ Notes
                                                            -----------------------------------------------------------------------
Original Principal Balance of each
class of Note at March 21,2002                                 US$ 1,158,000,000     US$ 42,000,000         US$ 1,200,000,000

Amount applied towards payment of
principal on each class of Note during
the period from March 21, 2002 to March 20, 2003                 US$ 423,972,982         US$ 0               US $423,972,982


Principal Balance of each class of Note at March 20, 2003        US$ 734,027,018     US$ 42,000,000           US$ 776,027,018

Note Factor at March 21, 2002                                      1.000000000         1.000000000

Note Factor at March 20, 2003                                      0.633874800         1.000000000

Amount to be applied towards payment of
interest on each class of Note during the
period from March 21, 2002 to March 20, 2003                      US$ 20,405,897       US$ 967,458             US$ 21,373,356



A$ REDRAW NOTES, A$ SUBORDINATED NOTES AND FURTHER ADVANCES
-----------------------------------------------------------

As at March 20, 2003 no A$ Redraw Notes or A$ Subordinated Notes have been issued and no Further Advances (not being subordinated further advances) had been made



REDRAW FACILITY
---------------

Redraw Facility Principal at the
opening of business on March 21, 2002                                                   A$ 250,000

Redraw Facility advances made during
the period from March 21, 2002 to March 20, 2003                                          A$ 0

Redraw Facility Principal repaid during the
period from March 21, 2002 to March 20, 2003                                              A$ 0

Redraw Facility Principal at the
close of business on March 20, 2003                                                    A$ 250,000


Interest paid on Redraw Facility Principal during
the period from March 21, 2002 to March 20, 2003                                        A$ 12,094



PRINCIPAL CASH BALANCE IN AUD
-----------------------------

Principal Cash Balance at the opening
of business on March 21, 2002                                                          A$ 11,718,750

Amounts allocated to Principal Cash Balance
during the period from March 21, 2002 to March 20, 2003                                   A$ 0

Amount of Principal Cash Balance allocated to collections
during the period from March 21, 2002 to March 20, 2003                                A$ 4,140,360


Principal Cash Balance at March 20, 2003                                               A$ 7,578,390




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INCOME RESERVE IN AUD
---------------------
Income Reserve at the opening
of business on March 21, 2003                                                               A$ 0

Amounts allocated to Income Reserve during
the period from March 21, 2002 to March 20, 2003                                            A$ 0

Amount of Income Reserve allocated to collections
during the period from March 21, 2002 to March 20, 2003                                     A$ 0


Income Reserve at March 20, 2003                                                            A$ 0


COLLECTION INFORMATION IN AUD
-----------------------------

Collections (1) received by the Trustee during
the period from March 21, 2002 to March 20, 2003                                       A$ 962,292,453

Less : Principal Cash Balance at March 20, 2003                                          A$ 7,578,390

Less : Income Reserve at March 20, 2003                                                     A$ 0
                                                                                     -----------------
Collections (other than Principal Cash Balance and
Income Reserve) received during the period from
March 21, 2002 to March 20, 2003                                                      A$ 954,714,063

Less : Collections to be applied towards repayment
of Redraw Facility Principal during the period from
March 21, 2002 to March 20, 2003                                                            A$ 0

Less : Collections to be applied towards payment
of Expenses of the Trust during the period from
March 21, 2002 to March 20, 2003                                                      A$ 126,641,833
                                                                                     ----------------
A$ Collections applied towards repayment of US$ Notes
during the period from March 21, 2002 to March 20, 2003                               A$ 828,072,230
                                                                                     ----------------


Principal Collections (net of redraws) received by the
Trustee during the period from March 21, 2002 to March 20, 2003                       A$ 828,072,230

Less : Principal Collections applied by the Trustee
towards the acquisition of substitute housing loans during
the period from March 21, 2002 to March 20, 2003                                           A$ 0

Less : Principal Collections applied towards repayment
of Redraw Facility Principal during the period from
March 21, 2002 to March 20, 2003                                                           A$ 0
                                                                                     ----------------


A$ Collections to be paid to Currency Swap Provider in relation to                    A$ 828,072,230
repayment of US$ Notes during the period from March 21, 2002 to March 20, 2003       ----------------

US$ Equivalent of Principal Collections to be applied towards repayment of
US$ Notes during period from March 21, 2002 to March 20, 2003                        US$ 423,972,982
                                                                                    -----------------
(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws



MORTGAGE INSURANCE CLAIMS INFORMATION
--------------------------------------

Details provided are in respect of the period from March 21, 2002 to March 20, 2003

Amount of mortgage insurance claims made:                                              A$ 14,515

Amount of mortgage insurance claims paid:                                              A$ 14,515

Amount of mortgage insurance claims pending:                                             A$ 0

Amount of mortgage insurance claims denied:                                              A$ 0
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